UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT

PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

BIOFRONTERA INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The following is a letter sent to certain shareholders of Biofrontera Inc. in a mailing commenced on November 29, 2022

Important Reminder To Vote Your Shares!

November 28, 2022

Dear Fellow Shareholder:

The annual meeting of Biofrontera Inc. (BFRI) is fast approaching and according to the latest records your shares are unvoted. Biofrontera Inc.’s Board of Directors is recommending that shareholders vote FOR on all the ballot items for our December 12th annual meeting.

Your vote and your voice as a shareholder is important to us. Please vote your shares in line with your Board’s recommendations today.

Your vote matters regardless of how many or how few shares you own. We need your voting support!

Please vote FOR:

●	Proposal 1: Election of Director Loretta M. Wedge
●	Proposal 2: Amend the 2021 Omnibus Stock Plan
●	Proposal 3: Ratify Grant Thornton LLP as Auditors

If you have any questions or need assistance with the voting of your shares, please contact our proxy advisor Alliance Advisors toll-free at: 1-844-717-2301 (inside the United States)/1-551-210-9857 (outside the United States)

Please vote today by using one of the methods indicated on the enclosed voting instruction form (VIF).

Thank you for your investment in Biofrontera Inc. and thank you for your vote.

Sincerely,

Erica Monaco, CEO

Biofrontera Inc.. 120 Presidential Way, Suite 330 . Woburn, MA 01801 . USA	Page 1 of 1
Contact Phone +1 781 245 1325 . Email info-us@biofrontera.com . www.biofrontera-us.com